NEWS RELEASE

Lexaria Protein Bar Available Now

Kelowna, BC—November 3, 2015 - Lexaria Corp. (LXRP-OTCQB) (LXX-CSE) (the "Company" or "Lexaria") announces the brand new Lexaria Energy10 Protein Bar is in stock and available for sale now at a new website: www.lexariaenergyfoods.com.

Beginning immediately, Lexaria is launching a direct marketing and sales campaign for the Lexaria Energy10 protein bars to roughly 250 select gyms and fitness centers in the Western US. Feedback from this initial campaign will be used to optimize the sales campaign to best acquire long term retail points of sale. Lexaria then expects to roll-out its sales efforts beginning with another roughly 2,000 pre-selected fitness centers across the US.

During the larger rollout Lexaria will also begin pursuit of large regional and national fitness center accounts as we endeavour to make our unique bars available to all gyms and health clubs across the country. Lexaria has determined that, if it is capable of offering the bars for sale in roughly 25% of the nation’s gyms and fitness clubs, annual sales of $39 million within the fitness center channel alone would be possible.

The overall general strategy for distribution of the bars will be to focus first on the fitness clubs and gyms (over 40,000 potential locations); second on drugstores and pharmacies (over 67,000 potential locations); third on convenience stores (over 152,000 potential locations); and fourth on grocery and food retailers (over 30,000 potential locations). Other distribution channels of interest include food service / restaurant / and theatre locations (over 300,000); nutritional supplement stores (20,000); and coffee / sandwich outlets (over 60,000).

Together, these retail channels offer orders of magnitude greater distribution opportunities than other emerging sectors. The distribution possibilities are extraordinary for a healthy food bar with unique, patent-pending and technology-enhanced properties such as are offered by the full spectrum hemp oil within the Lexaria Energy bars.

The Lexaria Energy10 bar is the world’s first gluten free bar fortified with active full spectrum hemp oil utilizing Lexaria’s patent pending technology for greater bioavailability. There are two different recipe formulations being introduced, each optimized for a slightly different purpose.

The Cashew Berry Date vegan bar is optimized for pre-workout or morning use, with 10 grams of protein and a combination of dates, cherries and blueberries for energy from natural sugar sources. This 70 gram bar delivers energy for your workout or for your day to come.

The Chocolate Berry Date bar is optimized for post-workout and for afternoon or evening use, or anytime you have the munchies. It has an astonishing 21 grams of protein and 13 grams of fiber to provide your body with comfort and cleansing after strenuous activity. At 82 delicious grams it is nearly a meal in itself.

Contingent on market demand, Lexaria will offer additional flavors within these two recipe configurations, in 2016.

Despite being the only bars on the market fortified with patent pending delivery technology for active hemp oil, and being some of the physically largest bars on the market, the Lexaria Energy10 bars have a manufacturer’s suggested retail price of just US$3.99 – about the same price as other premium bars. This pricing represents a triumph of composition and production technology, giving grocery shoppers access to active hemp oil fortified products at about the same price as more traditional competitive products that are NOT fortified with hemp oil. Fitness centers and gyms have average memberships of more than 1,100 persons, all pursuing healthy active lifestyles that the Lexaria Energy10 bars help fulfill. According to IHRSA, there are 40,710 gyms and fitness centers in the USA today, and Lexaria intends to ensure its unique protein bars are made available to as many as possible of the 45 million Americans who have current health and fitness club memberships.

We believe our strategy of focusing on this affluent niche will help to establish the Lexaria Energy brand of active full spectrum hemp oil infused performance products as a leader in the sector.

In vitro laboratory testing completed in August 2015 determined that Lexaria’s technology and formulation can result in cannabidiol absorption rates in human intestinal tissues as much as 499% higher than controls.

Health Club and gym owners, or other retailers interested in offering this unique product, should call (1-843-952-3764 or 1-888-976-8482) to place initial stocking orders or visit www.lexariaenergyfoods.com. The bars are gluten free, all-natural with no artificial ingredients, no artificial flavors, no preservatives, no corn syrup, and no added sugars (other than sweetened blueberries).

About Lexaria

Lexaria is a food sciences company, with common shares quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: achieving potential sales of $39 million through gyms and fitness centers, nor achieving sales through any retail distribution channels such as drugstores, grocery stores, etc. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, hemp oil sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will not need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any hemp oil or cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. There is no assurance that the cannabinoid/lipid infusion technology will provide any increase in bioavailability to any individual person. There is no assurance that any patent application in the USA or any other nation or under any treaty will result in the award of an actual patent; nor that an award of any actual patent will protect against challenges from unknown third parties. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products and Lexaria Energy products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.